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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in each prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-88775 and 33-41475), and on Form S-8 (Nos. 2-92085, 33-44044, 33-45365, 33-46779, 33-51445, 33-51579,
33-53815, 33-53819, 33-62043, 33-62045, 333-12583, 333-12589, 333-12591,
333-13219, 333-23661, 333-23663, 333-30127, 333-30468, 333-37497, 333-75843,
333-75845, and 333-84761) of CBS Corporation, of our report dated January 25, 2000, except as to note 20, which is as of March 21, 2000, appearing on page 30 of this Form 10-K. We also consent to the incorporation by reference of our report on the financial statement schedule, which appears on page 67 of this Form 10-K.

/s/ KPMG LLP
KPMG LLP
New York, New York
March 29, 2000